As filed with the Securities and Exchange Commission on December 3, 1999.

                                            Registration No. 333-___________

          ============================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------

                                   LYCOS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                     04-3277338
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

              400-2 Totten Pond Road, Waltham, Massachusetts 02451
               (Address of Principal Executive Offices) (Zip Code)
                      ------------------------------------

                   Gamesville.com, Inc. 1997 Stock Option Plan
                   Gamesville.com, Inc. 1999 Stock Option Plan
                            (Full title of the plan)

                      ------------------------------------

                                 Robert J. Davis
                      President and Chief Executive Officer
                                   Lycos, Inc.
                                Totten Pond Road
                          Waltham, Massachusetts 02451
                                 (781) 370-2700
           (Name and address including zip code and telephone number, including area code, of agent for service)

                      ------------------------------------



          ============================================================


                                   CALCULATION OF REGISTRATION FEE

           ==============================================================================

                                                                 Proposed       Proposed
                                                                 Maximum         Maximum
                                                 Amount         Offering        Aggregate          Amount of
                                                 to be          Price Per        Offering        Registration
Title of Securities to be Registered           Registered         Share           Price              Fee
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Common Stock ($0.01 par value per share)        545,621(1)       $0.44(2)       $240,074(2)         $66.74


(1) Based on 2,282,929 shares subject to outstanding options under the Gamesville.com, Inc. 1997 Stock Option Plan and the Gamesville.com, Inc. 1999 Stock Option Plan.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(f) under the Securities Act of 1933 on the basis of the book value of the securities to be received by the registrant in the transaction.

                                     PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          Lycos hereby incorporates by reference the documents listed in (a) through (c) below. In addition, all documents filed by Lycos pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

          (a) Lycos' annual report on Form 10-K for the fiscal year-ended July 31, 1999, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since July 31, 1999.

          (c) The description of Lycos' Common Stock that is contained in the Registration Statement filed by Lycos on February 23, 1996 under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          As permitted under the Delaware General Corporation Law, the Company's Amended and Restated By-laws provide for indemnification of Lycos' directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of Lycos, and with respect to any criminal action or proceeding, actions that the indemnitee has no reasonable choice to believe were unlawful. Lycos has purchased insurance with respect to, among other things, the liabilities that may arise under the provisions referred to above. The directors and officers of Lycos also are insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they are not indemnified by Lycos. Lycos has entered into separate indemnification agreements with its directors and officers. The indemnification agreements create certain indemnification obligations of Lycos in favor of the directors and officers and, as permitted by applicable law, will clarify and expand the circumstances under which a director or officer will be indemnified.

Item 8.   EXHIBITS.

          EXHIBIT NO.                    DESCRIPTION OF EXHIBIT
          -----------                    ----------------------

         Exhibit 5.1          Opinion of Cravath, Swaine & Moore
                              (filed herewith).

         Exhibit 23.1         Consent of Cravath, Swaine & Moore
                              (contained in Exhibit 5.1).

         Exhibit 23.2         Consent of KPMG LLP (filed herewith).

         Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration
                              Statement).

Item 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant, Lycos, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 3, 1999.

                                        LYCOS, INC.

                                        By:

                                              /s/Robert J. Davis
                                           -------------------------------
                                           Robert J. Davis
                                           President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

          KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert J. Davis and Edward M. Philip, and each of them, with the power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign this Registration Statement any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURES                    TITLE(S)                       DATE
         ----------                    --------                       ----

    /s/ Robert J. Davis       President, Chief Executive       December 1, 1999
--------------------------    Officer and Director
Robert J. Davis               (Principal Executive Officer)


   /s/ Edward M. Philip       Chief Operating Officer,         December 1, 1999
--------------------------    Chief Financial Officer and
Edward M. Philip              Secretary
                              (Principal Financial and
                              Accounting Officer)

   /s/ John M. Connors, Jr.   Director                         December 1, 1999
---------------------------
John M. Connors, Jr.

   /s/ Daniel J. Nova         Director                         December 1, 1999
--------------------------
Daniel J. Nova

   /s/ Richard H. Sabot       Director                         December 1, 1999
--------------------------
Richard H. Sabot

   /s/ Peter Lund             Director                         December 1, 1999
--------------------------
Peter Lund

                                  EXHIBIT INDEX


EXHIBIT NO.     DESCRIPTION OF EXHIBIT
-----------     ----------------------

Exhibit 5.1     Opinion of Cravath, Swaine & Moore (filed herewith).

Exhibit 23.1    Consent of Cravath, Swaine & Moore (contained in Exhibit 5.1).

Exhibit 23.2    Consent of KPMG LLP (filed herewith).

Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

                                                                     Exhibit 5.1




                                                                December 3, 1999

               Registration Statement on Form S-8 Relating to the
                 Gamesville.com, Inc. 1997 Stock Option Plan and the Gamesville.com, Inc. 1999 Stock Option Plan


Ladies and Gentlemen:

          We have acted as counsel for Lycos, Inc., a Delaware corporation ("Lycos"), in connection with the filing by Lycos of a Registration Statement on Form S-8 (the "Registration Statement") on December 3, 1999 with the Securities and Exchange Commission with respect to 545,621 shares of common stock, par value $.01 per share, of Lycos issued or issuable under the Gamesville.com, Inc. 1997 Stock Option Plan and the Gamesville.com, Inc. 1999 Stock Option Plan (collectively, the "Plans"). The shares of Lycos Common Stock that are to be issued under to the Plans are referred to herein as the "Shares".

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion.

          Based on the foregoing, we are of opinion that the Shares have been duly and validly authorized and, when issued and delivered in accordance with either Plan, will be validly issued, fully paid and nonassessable.

          We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ Cravath, Swaine & Moore
                                        ---------------------------


Lycos, Inc.
     400-2 Totten Pond Road
          Waltham, MA 02451

                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Lycos, Inc.:

We consent to the incorporation by reference in this registration statement on Form S-8 of Lycos, Inc. of our report dated August 17, 1999, relating to the balance sheets of Lycos, Inc. as of July 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended July 31, 1999, which report appears in the annual report on Form 10-K of Lycos, Inc.



   /s/ KPMG LLP
--------------------
KPMG LLP


Boston, Massachusetts
November 29, 1999